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                                                                    Exhibit 4.13


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                    TRADEMARK COLLATERAL SECURITY AGREEMENT
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                  THIS TRADEMARK COLLATERAL SECURITY AGREEMENT (the "Agreement")
dated as of the 16th day of April, 1998, by and between NATIONAL RECORD MART, INC., a Delaware corporation ("Grantor") and ROBERT FLEMING INC., a Delaware corporation, as agent (in such capacity, the "Agent") for the Holders under (and as defined in) the Senior Subordinated Secured Note Purchase Agreement (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Senior Subordinated Secured Note Purchase Agreement.

                               W I T N E S S E T H

                  WHEREAS, the Grantor, the Guarantors from time to time party thereto, the Purchasers referred to therein, and the Agent have entered into a Senior Subordinated Secured Note Purchase Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Secured Note Purchase Agreement"), pursuant to which, the Agent and the Purchasers have agreed to purchase $7,500,000 in aggregate principal amount of the Grantor's 11.75% Senior Subordinated Secured Notes due 2001 (the "Secured Notes");

                  WHEREAS, the Grantor and the Agent are parties to that certain Issuer Security and Pledge Agreement of even date herewith (as the same may hereafter be modified, amended, restated or supplemented from time to time, the " Security Agreement"), pursuant to which Grantor has granted a security interest in certain of its assets to the Agent, for the benefit of the Agent and the Purchasers; and

                  WHEREAS, the Agent has required the Grantor to execute and deliver this Agreement (i) in order to secure the prompt and complete payment, observance and performance of all of the Obligations and (ii) as a condition precedent to the purchase of Secured Notes under the Secured Note Purchase Agreement;

                  NOW, THEREFORE, in consideration of the premises set forth herein and of the purchase of the Secured Notes by the Agent and the Purchasers or any other Holder, or any of them the Grantor hereby agrees with the Agent, for its benefit and the ratable benefit of the Holders, as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Secured Note Purchase Agreement shall have their defined meanings when used herein and the following terms shall have the following meanings, unless the context otherwise requires:

                  "Account" shall have the meaning assigned to it under Section 9-106 of the Code;



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                  "Code" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

                  "Collateral" shall have the meaning assigned to it in Section 2 of this Agreement.

                  "Event of Default" shall have the meaning assigned to it in the Secured Note Purchase Agreement.

                  "General Intangibles" shall have the meaning assigned to it in the Security Agreement.

                  "Obligations" shall have the meaning assigned to it in the Secured Note Purchase Agreement.

                  "Proceeds" shall have the meaning assigned to it under Section 9-306 of the Code, and in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Trademarks" shall mean the U.S. registered trademarks and pending applications shown in the attached SCHEDULE A, and those trademarks which are hereafter adopted or acquired by Grantor, and all right, title and interest therein and thereto, and all registrations, applications, and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, all whether now owned or hereafter acquired by Grantor.

                  2. GRANT OF SECURITY INTEREST. As collateral security for the prompt payment of the Obligations, Grantor hereby grants and coneys to Agent a security interest in and to (a) the entire right, title and interest of Grantor in and to the Trademarks, including the applications appurtenant thereto, listed in SCHEDULE A hereto (as the same may be amended pursuant thereto from time to time), and in and to any and all trademarks, and registrations and applications appurtenant thereto, hereafter acquired or filed by Grantor, including without limitation all renewals thereof, all proceeds of infringement suits, the rights to use for past, present and future infringements and all rights corresponding thereto in the United States and the goodwill of the business to which each of the Trademarks relates and (b) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing. All of the property referred to in this paragraph 2 is hereinafter collectively called the "Collateral."


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                  3. REPRESENTATIONS AND WARRANTIES. Grantor covenants and
warrants that as of the date of this Agreement:

                           (a)      The Trademarks are subsisting and have not
been adjudged invalid or unenforceable; PROVIDED, HOWEVER, the applications listed on SCHEDULE A attached hereto have not yet been approved for registration by the United States Patent and Trademark Office;

                           (b)      To the best of Grantor's knowledge, each of
the Trademarks is valid and enforceable;

                           (c)      There is no outstanding claim that the use
of any of the Trademarks violates the rights of any third person;

                           (d)      Grantor is the sole and exclusive owner of
the entire and unencumbered right, title and interest in and to each of the Trademarks, free and clear of any liens, charges and encumbrances (including without limitation pledges, assignments, licenses, registered user agreements and covenants by Grantor not to sue third persons);

                           (e)      Grantor has the right to enter into this
Agreement and perform its terms;

                           (f)      Grantor has used, and will continue to use
for the duration of this Agreement, proper statutory notice, where appropriate, in connection with its use of the Trademarks; and

                           (g)      Grantor has used, and will continue to use
for the duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Trademarks.

                  4. RIGHT OF INSPECTION. Grantor hereby grants to Agent and its employees and agents the right to visit Grantor's plants and facilities which manufacture, inspect or store products sold under any of the Trademarks, and to inspect the products and quality control relating thereto at reasonable times during regular business hours. Grantor shall use its best efforts to do any and all acts required by Agent to ensure Grantor's compliance with paragraph 3(g) above.

                  5.       NEW TRADEMARKS.

                           (a)      If, before the Obligations shall have been
paid in full, Grantor shall obtain rights to any new trademarks, the provisions of paragraph 2 shall automatically apply thereto and Grantor shall give Agent prompt written notice thereof.



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                           (b)      Grantor grants Agent a power-of-attorney,
irrevocable so long as the Secured Note Purchase Agreement is in existence, to modify this Agreement by amending SCHEDULE A to include any future trademarks, including trademark registrations or applications appurtenant thereto covered by this Agreement.

                  6. COVENANTS. Grantor covenants and agrees with Agent that from and after the date of this Agreement and until the Obligations are fully satisfied:

                           (a)    FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS.
At any time and from time to time, upon the written request of Agent, Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent may reasonably deem necessary in obtaining the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code with respect to the liens and security interests granted hereby. Grantor also hereby authorizes Agent to file any such financing or continuation statement without the signature of Grantor to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged to Agent hereunder, duly endorsed in a manner satisfactory to Agent.

                           (b)      MAINTENANCE OF TRADEMARKS.  Grantor will not
do any act, or omit to do any act, whereby the Trademarks or any registration or application appurtenant thereto, may become abandoned, invalidated, unenforceable, avoided, avoidable, or will otherwise diminish in value, and shall notify Agent immediately if it knows of any reason or has reason to know of any ground under which this result may occur. Grantor shall take commercially reasonable action at its expense to halt the infringement of the Trademarks.

                           (c)      INDEMNIFICATION.  Grantor assumes all
responsibility and liability arising from the use of the Trademarks, and Grantor hereby indemnifies and holds Agent harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees) arising out of Grantor's operations of its business from the use of the Trademarks.

                           (d)      LIMITATION OF LIENS ON COLLATERAL.  Grantor
will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove any lien, security interest, encumbrance, claim or right, in or to the Collateral.

                           (e)      NOTICES.  Grantor will advise Agent
promptly, in reasonable detail, (i) of any lien or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material adverse effect on the value of any of the Collateral or on the security interests created hereunder.



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                  (f) LIMITATION ON FURTHER USES OF TRADEMARKS. Grantor will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license, or otherwise dispose of any of the Collateral, without prior written consent of Agent except Grantor may grant a non-exclusive license to a department store in which a portion thereof is used to sell Grantor's merchandise.

                  7.       AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

                  (a) Grantor hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Agent's discretion, for the purposes of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Agent the power and right, on behalf of Grantor, to do the following:

                  (i) Upon the occurrence and continuance of an Event of Default, to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                  (ii) Upon the occurrence and continuance of an Event of Default, (A) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (B) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (C) to defend any suit, action or proceeding brought against Grantor with respect to any Collateral; (D) to settle, compromise, or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; and (E) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option, all actions and things which Agent deems necessary to protect, preserve or realize upon the Collateral and Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

                  This power of attorney is a power coupled with an interest and shall be irrevocable. Notwithstanding the foregoing, Grantor further agrees to execute any additional documents which Agent may reasonably require in order to confirm this power of attorney, or which may be necessary to enforce any of Agent's rights contained in this Agreement.



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                  (b) The powers conferred on Agent hereunder are solely to
protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

                  (c) Grantor also authorizes Agent to execute, in connection with the sale provided for in paragraph 10(b) of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  8. EXECUTION OF POWER OF ATTORNEY. Prior to the execution and delivery hereof, Grantor has executed and delivered to Collateral Agent, in the form of SCHEDULE I hereto, ten (10) originals of a Power of Attorney for the implementation of the Assignment, sale or other disposal of the Trademarks pursuant to paragraph 7 hereof.

                  9. PERFORMANCE BY AGENT OF GRANTOR'S OBLIGATIONS. If Grantor fails to perform or comply with any of its agreements contained herein and Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of Agent incurred in connection with such performance or compliance shall be payable by Grantor to Agent on demand and shall constitute obligations secured hereby.

                  10.      REMEDIES, RIGHTS UPON EVENT OF DEFAULT.

                  (a) If an event of Default shall occur and be continuing:

                  (i) All payments received by Grantor under or in connection with any of the Collateral shall be held by Grantor in trust for Agent, shall be segregated from other funds of Grantor and shall forthwith upon receipt by Grantor, be turned over to Agent, in the same form as received by Grantor (duly endorsed by Grantor to Agent, if required); and

                  (ii) Any and all such payments so received by Agent (whether from Grantor or otherwise) may, in the sole discretion of Agent, be held by Agent as collateral security for, and/or then or at any time thereafter applied in whole or in part by Agent against all or any part of the Obligations in such order as Agent shall elect. Any balance of such payments held by Agent and remaining after payment in full of all the Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive the same.

                  (b) If any Event of Default shall occur and be continuing, Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Grantor shall remain liable for


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any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Agent is entitled. Grantor shall also be liable for the reasonable fees of any attorneys employed by Agent to collect any such deficiency and also as to any reasonable attorney's fees incurred by Agent with respect to the collection of any of the Obligations and the enforcement of any of Agent's respective rights hereunder.

                  11. TERMINATION. At such time as Grantor shall completely pay in full all of the Obligations and the Secured Note Purchase Agreement is terminated, this Agreement shall terminate and Agent shall execute and deliver to Grantor all such releases, deeds, assignments and other instruments as may be necessary or proper to invest in Grantor full title to the Trademarks, subject to any disposition thereof which may have been made by Agent pursuant hereto.

                  12. NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in the Secured Note Purchase Agreement.

                  13. NO WAIVER. No course of dealing between Grantor and Agent, nor any failure to exercise, nor any delay in exercising, on the part of Agent, any right, power or privilege hereunder or under the Secured Note Purchase Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  14. CUMULATIVE REMEDIES. All of Agent's rights and remedies with respect to the Collateral, whether established hereby or by the Secured Note Purchase Agreement, or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently.

                  15. SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

                  16. NO MODIFICATION EXCEPT IN WRITING. This Agreement is subject to modification only by a writing signed by the parties, except as provided in paragraphs 5 and 7.

                  17. SUCCESSORS AND ASSIGNS. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

                  18. GOVERNING LAW. The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the State of New York.


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                  19. APPOINTMENT OF COLLATERAL AGENT. The Company hereby
consents to the Agent's appointment of the Collateral Agent as the Agent's representative with respect to the Trademarks, Licenses and the Agent's rights hereunder all as set forth in the Collateral Agency Agreement. The Company hereby acknowledges receipt of a copy of the Collateral Agency Agreement and consents to the terms thereof.

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